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                                                                     Exhibit 1.1

                        CHINA FINANCE ONLINE CO. LIMITED


                           AMERICAN DEPOSITARY SHARES

              REPRESENTING AN AGGREGATE OF        ORDINARY SHARES





                             UNDERWRITING AGREEMENT

                                      WITH

                           J.P. MORGAN SECURITIES INC.

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                        CHINA FINANCE ONLINE CO. LIMITED

                           AMERICAN DEPOSITARY SHARES
              REPRESENTING AN AGGREGATE OF        ORDINARY SHARES

                                                                          , 2004

J.P. Morgan Securities Inc.
  As Representative of the several
  U.S. Underwriters listed
  in Schedule I hereto
c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172

J.P. Morgan Securities Ltd.
  As Representative of the several
  International Underwriters listed
  in Schedule I to the Underwriting Agreement
c/o J.P. Morgan Securities (Asia Pacific) Limited
28/F, Chater House
8 Connaught Road
Central, Hong Kong

Ladies and Gentlemen:

         China Finance Online Co. Limited, a company incorporated in Hong Kong (the "COMPANY"), proposes to issue and sell, and the shareholders of the Company named in Schedule II hereto (the "SELLING SHAREHOLDERS") propose to sell, in each case subject to the terms and conditions set forth herein, to the several
Underwriters (as defined below), an aggregate of      American Depositary Shares
("UNDERWRITTEN ADSS"), each representing the right to receive      shares of the
Company's ordinary shares, par value HK$0.001 per share ("ORDINARY SHARES"),
consisting of       Underwritten ADSs to be issued and sold by the Company and
      Underwritten ADSs to be sold by the Selling Shareholders in accordance with the allocation set forth opposite each selling shareholder in Schedule II hereto. The Selling Shareholders propose to sell, subject to the terms and conditions set forth herein, to the Underwriters up to an additional
American Depositary Shares ("OPTIONAL ADSS"), consisting of       Optional ADSs
to be issued and sold by the Selling Shareholders. The Underwritten ADSs and the Optional ADSs are herein referred to as the "ADSS" and the Ordinary Shares underlying the ADSs are herein referred to as the "SHARES." The Ordinary Shares of the Company to be outstanding after giving effect to the sale of the Shares are herein referred to as the "STOCK."

         It is understood that, on the terms and subject to the conditions
hereinafter stated, (i)       Underwritten ADSs will be sold to the several U.S.
Underwriters listed in Schedule I hereto (the "U.S. UNDERWRITERS") in connection with the offering and sale of such Underwritten ADSs in the United States and Canada to United States and Canadian Persons (as such terms are defined below)
(the "U.S. OFFERING") and (ii)     Underwritten ADSs will be sold to the several
International Underwriters listed in Schedule I hereto (the "INTERNATIONAL UNDERWRITERS") in connection with the offering and sale of such Underwritten ADSs outside the United States and Canada, including to professional and institutional investors in Hong Kong and to certain corporate investors outside the United States and Canada (the "INTERNATIONAL Offering"). Reference herein to "REPRESENTATIVES" shall include both J.P. Morgan Securities Inc., as representative of the U.S. Underwriters, and J.P. Morgan Securities Ltd., as representative of the International Underwriters. Reference herein to "UNDERWRITERS" shall include both the U.S. Underwriters and the International Underwriters. As used herein, (A) "UNITED STATES OR CANADIAN PERSON" shall mean any national or resident of the United States or Canada, or any corporation, pension, profit-sharing or other trust or other entity organized under the laws of the United States or Canada or of any political subdivision thereof (other than a branch located outside the United States and Canada of any United States or Canadian Person), and shall include any United States or Canadian branch of a person who is otherwise not a United States or Canadian Person, (B) "UNITED STATES"

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shall mean the United States of America, its territories, its possessions and all areas subject to its jurisdiction, and (C) "CANADA" shall mean Canada, its provinces, its territories and all areas subject to its jurisdiction.

         The ADSs are to be issued pursuant to a deposit agreement (the "DEPOSIT
AGREEMENT") to be dated as of       , 2004 among the Company, JPMorgan Chase
Bank, as depositary (the "DEPOSITARY"), and holders from time to time of the American Depositary Receipts (the "ADRS") issued by the Depositary and evidencing the ADSs. Each ADS will initially represent the right to receive Ordinary Shares deposited pursuant to the Deposit Agreement. The Shares in respect of the ADSs to be delivered on the Closing Date or the Additional Closing Date (each as hereinafter defined) are to be deposited with the Depositary prior to the Closing Date or the Additional Closing Date, as the case may be, against issuance of ADRs evidencing such ADSs.

         Two forms of prospectus are to be used in connection with the offering and sale of ADSs contemplated by the foregoing, one relating to the ADSs offered or sold within the United States and Canada (the "U.S. PROSPECTUS") and one relating to the ADSs offered or sold outside of the United States and Canada (the "INTERNATIONAL PROSPECTUS"). The U.S. Prospectus will be identical to the International Prospectus except for certain substitute pages, and copies of these prospectuses have been provided to you. Reference herein to any "PROSPECTUS" or "PRELIMINARY PROSPECTUS" (each as defined below), whether as amended or supplemented, shall include both the U.S. Prospectus and the International Prospectus.

         The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the ADSs, as follows:

         1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "SECURITIES ACT"), a registration statement on Form F-1 (File No. 333-119166) including a prospectus relating to the ADSs. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A under the Securities Act to be part of the registration statement at the time of its effectiveness ("RULE 430 INFORMATION"), is referred to herein as the "REGISTRATION STATEMENT"; and as used herein, the term "PRELIMINARY PROSPECTUS" means each prospectus included in such registration statement (and any amendments thereto) publicly filed before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430A Information, and the term "PROSPECTUS" means the prospectus in the form first used to confirm sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

         2. Purchase of the ADSs by the Underwriters. (a) On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, the Company and each of the Selling Shareholders agree, severally and not jointly, to sell the Underwritten ADSs to the several Underwriters as provided in this Agreement, and each Underwriter agrees, severally and not jointly, to purchase from the Company and each of the Selling
Shareholders at a purchase price per ADS of US$       , representing the price
to the public of US$       per ADS, less commission and discounts to the several
Underwriters of US$ per ADS (the "PURCHASE PRICE"), the number of Underwritten ADSs (to be adjusted by the Representatives so as to eliminate fractional ADSs) determined by multiplying the aggregate number of Underwritten ADSs to be sold by the Company and each of the Selling Shareholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Underwritten ADSs to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Underwritten ADSs to be purchased by all of the Underwriters from the Company and all of the Selling Shareholders hereunder.

         In addition, each of the Selling Shareholders, as and to the extent indicated in Schedule II hereto, agree, severally and not jointly, to sell the Optional ADSs to the several Underwriters, and the Underwriters shall have the
option to purchase at their election up to       Optional ADSs at the Purchase
Price. The several Underwriters, on the

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basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase, severally and not jointly, from each of the Selling Shareholders at the Purchase Price that portion of the number of Optional ADSs as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional
ADSs) determined by multiplying such number of Optional ADSs by a fraction the numerator of which is the maximum number of Optional ADSs which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in
Schedule I hereto and the denominator of which is the maximum number of Optional ADSs which all of the Underwriters are entitled to purchase hereunder. Any such election to purchase Optional ADSs shall be made, with respect to any Selling Shareholder, in proportion to the maximum number of Optional ADSs to be sold by each Selling Shareholder as set forth in Schedule II hereto.

         The Underwriters may exercise the option to purchase the Optional ADSs at any time (but not more than once) on or before the thirtieth calendar day following the date of this Agreement, by written notice from the Representatives to the Selling Shareholders. Such notice shall set forth the aggregate number of Optional ADSs as to which the option is being exercised and the date and time when the Optional ADSs are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 11 hereof). Any such notice shall be given at least three business days prior to the date and time of delivery specified therein. No Optional ADSs shall be sold or delivered unless and until the Underwritten ADSs have been or simultaneously are sold and delivered in full.

         (b) The Company and the Selling Shareholders understand that the Underwriters intend to make a public offering of the ADSs as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and to offer the ADSs on the terms set forth in the Prospectus. The Company and the Selling Shareholders acknowledge and agree that the Underwriters may offer and sell ADSs to or through any affiliate of an Underwriter and that any such affiliate may offer and sell ADSs purchased by it to or through any Underwriter.

         Payment for the Underwritten ADSs shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of Underwritten ADSs sold by the Company, and to the account specified by the Selling Shareholders, or any of them, to the Representatives in the case of Underwritten ADSs sold by the Selling Shareholders, at the offices of Simpson Thacher & Bartlett LLP at 10:00 A.M. New
York City time on       , 2004, or at such other time or place on the same or
such other date, not later than the fifth business day thereafter, as the Representatives and the Company and the Selling Shareholders may agree upon in writing or, in the case of the Optional ADSs, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters' election to purchase such Optional ADSs. Payment for the Optional ADSs shall be made in the same manner as payment for the Underwritten ADSs. The time and date of such payment for the Underwritten ADSs are referred to herein as the "CLOSING DATE" and the time and date for such payment for the Optional ADSs, if other than the Closing Date, are herein referred to as the "ADDITIONAL CLOSING DATE."

         Payment for the ADSs to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives through the facilities of the Depositary Trust Company ("DTC") for the respective accounts of the several Underwriters of the ADSs to be purchased on such date in such form and denominations and registered in such names as the Representatives shall request in writing at least two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with deduction of any transfer taxes or stamp duties payable by the Company or the Selling Shareholders, as the case may be, in connection with the sale of the ADSs. The Underwriters undertake to apply such deduction for transfer taxes and stamp duties payable by the Company or the Selling Shareholders to the payment of transfer taxes and stamp duties to the relevant Hong Kong tax authorities. The certificates for the ADSs will be made available for inspection and packaging by the Representatives at DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

         The Ordinary Shares underlying the Underwritten ADSs to be delivered hereunder shall be delivered to the Depositary, against delivery of a copy of a letter confirming that the Underwriters have given irrevocable instructions

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to its correspondent bank in New York to make the wire transfer payment for the
ADSs on the Closing Date or the Additional Closing Date, as the case may be.

         3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter and the Selling Shareholders that:

         (a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

         (b) Registration Statement and Prospectus. The Registration Statement in the form previously delivered to the Representatives has been declared effective by the staff of the Commission and no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or, to the best knowledge of the Company after due inquiry, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, if applicable, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the applicable filing date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

         (c) ADS Registration Statement. A registration statement on Form F-6
(File No.      ) in respect of the ADS has been filed with the Commission; such registration statement in the form previously delivered to the Representatives has been declared effective by the Commission in such form (such registration statement, as amended at the time it became effective, being hereinafter called the "ADS REGISTRATION STATEMENT"); no stop order suspending the effectiveness of the ADS Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or, to the best knowledge of the Company after due inquiry, threatened by the Commission; as of the applicable effective date of the ADS Registration Statement and any post-effective amendment thereto, if applicable, the ADS Registration Statement complied or will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

         (d) 8-A Registration Statement. A registration statement on Form 8-A
(File No.      ) in respect of the Shares and the ADSs has been filed with the
Commission; such registration statement in the form previously delivered to the Representatives has been declared effective by the Commission under the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "EXCHANGE ACT"), in such form (such registration statement, as amended at the time it became effective, being hereinafter called the "8-A REGISTRATION STATEMENT"); no stop order suspending the effectiveness of the 8-A Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or, to the to the best knowledge of the Company after due inquiry, threatened by the Commission; as of the applicable effective date of the 8-A Registration Statement and any amendment thereto, if applicable, the 8-A Registration Statement complied or will comply in all material respects with the Exchange Act, and did not and will not contain any untrue statement

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of a material fact or omit to state a material fact required to be stated
therein or necessary in order to make the statements therein not misleading.

         (e) Financial Statements. The audited consolidated annual financial statements and the related notes thereto and the unaudited consolidated semiannual financial statements and the related notes thereto included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and present fairly in all material respects the financial position of the Company and, to the extent applicable, its Subsidiaries (as defined below) as of the dates indicated and the consolidated results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("US GAAP") applied on a consistent basis throughout the periods covered thereby; and the other financial information included in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its Subsidiaries and presents fairly in all material respects the information shown thereby.

         (f) No Material Adverse Change. Since the date of the most recent unaudited semiannual consolidated financial statements of the Company included in the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders' equity, results of operations or prospects of the Company and its Subsidiaries taken as a whole; (ii) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole; and (iii) neither the Company nor any of its Subsidiaries has sustained any material loss or suffered any material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.

         (g) Organization and Good Standing. The Company and each of China Finance Online (Beijing) Co., Ltd. ("CFO BEIJING"), a subsidiary within the meaning of Rule 1-02 of Regulation S-X under the Securities Act, and Beijing Fuhua Innovation Technology Investment Co., Ltd. ("FUHUA"), a PRC affiliated company which is consolidated in the Company's financial statements included in the Registration Statement and the Prospectus (together with CFO Beijing, the "SUBSIDIARIES"), have been duly organized and are validly existing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders' equity, results of operations or prospects of the Company and its Subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT").

         (h) Capitalization. The Company has an authorized capitalization as set forth in the Prospectus under the heading "Capitalization"; all the outstanding shares of capital stock of the Company (including all the outstanding preference shares of the Company (the "PREFERENCE SHARES") and the Shares to be sold by the Selling Shareholders) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; and all the outstanding shares of capital stock or other equity interests of each Subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; except as otherwise described in the Prospectus, all the outstanding shares of capital stock of CFO

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Beijing are owned directly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party or other defect and all of the outstanding shares of capital stock of Fuhua are owned by Wu Chen and Jun Ning in the ownership percentage set forth in the Prospectus, directly, and, except as disclosed in the Prospectus, are free from liens, encumbrances and defects.

         (i) Structuring. The description set forth in the Prospectus, including, but not limited to, under the caption "Our corporate structure" and "Related party transactions" of the events and transactions concerning the Company's arrangements with the Subsidiaries and the operations of any of the Subsidiaries (collectively, the "STRUCTURING") does not, and will not, as of the applicable effective date of the Registration Statement and any amendment thereof and as of the applicable filing date of the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or omit factors the Company believes may materially affect the future financial performance of the Company and its Subsidiaries.

         (j) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and the Deposit Agreement (collectively, the "TRANSACTION DOCUMENTS") and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents has been duly and validly taken.

         (k) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

         (l) Deposit Agreement. The Deposit Agreement has been duly authorized, and when executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Depositary, will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights generally or by equitable principles.

         (m) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

         (n) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered against payment therefor as provided herein, such Shares will be duly and validly issued and will be fully paid and nonassessable; and the issuance of the Shares is not subject to any preemptive or similar rights.

         (o) The ADSs. The Shares may be freely deposited by the Company with the Depositary pursuant to the Deposit Agreement. Upon the due issuance by the Depositary of ADRs evidencing ADSs, such ADRs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs specified therein and in the Deposit Agreement; and the ADSs will conform in all material respects to the description thereof contained in the Prospectus.

         (p) Absence of Transfer Restrictions. The Shares and ADSs, when issued, are freely transferable by the Company to or for the account of the several Underwriters and are freely transferable by the several Underwriters to the initial purchasers thereof under the laws of Hong Kong, the PRC and the United States, except as described in the Prospectus.

         (q) Legality and Enforceability of the Transaction Documents. Each of this Agreement, the Deposit Agreement and the ADRs evidencing the ADSs is in proper form under applicable law to be enforced against the Company and the certificates for the Shares are in proper form to be legal and valid under applicable law, and to ensure the legality, validity, enforceability or admissibility into evidence in the United States, the Hong Kong S.A.R. and the People's Republic of China (the "PRC") of this Agreement, the Deposit Agreement, the ADRs and the Shares, it is not necessary that this Agreement, the Deposit Agreement, the ADRs, the Shares or any other document be filed or recorded with any court or other authority; with the exception of stamp duties to be borne by

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                                       7


the Selling Shareholders, there are no other stamp or similar tax to be paid by the Underwriters or purchasers therefrom on or in respect of this Agreement, the Deposit Agreement, the ADRs, the Shares or any other document to be furnished hereunder or thereunder.

         (r) No Violation or Default. Neither the Company nor any of its Subsidiaries is (i) in violation of its charter, by-laws or other organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

         (s) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance of the Shares, the deposit of the Shares with the Depositary against issuance of the ADRs evidencing the ADSs, the sale by the Company of the ADSs, and the consummation by the Company of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, except, in the case of (i) and (iii) above, for any such breach or violation, that would not, individually or in the aggregate, have a Material Adverse Effect.

         (t) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance of the Shares, the deposit of the Shares with the Depositary against issuance of the ADRs evidencing the ADSs, and the consummation by the Company of the transactions contemplated by the Transaction Documents, except for (i) the registration of the Shares and the ADSs under the Securities Act and the Exchange Act and the Listing of the ADSs on the Nasdaq National Market and (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities or Blue Sky laws, Hong Kong corporate laws or PRC securities laws in connection with the purchase and distribution of the Shares and the ADSs by the Underwriters.

         (u) Listing. The ADSs have been authorized for quotation on the Nasdaq Stock Market's National Market ("NASDAQ NATIONAL MARKET"), subject to official notice of issuance.

         (v) Consent for Structuring Documents. All consents, approvals, authorizations, orders, registrations and qualifications required for the Structuring and the execution, delivery and performance of the documents in connection therewith (the "STRUCTURING DOCUMENTS") have been made or unconditionally obtained in writing and no such consent, approval, authorization, order, registration or qualification has been withdrawn or is subject to any condition precedent which has not been fulfilled or performed, except where the failure to have such consent, approval, authorization, order, registration or qualification would not, individually or in the aggregate, have a Material Adverse Effect.

         (w) Payments to Company. Except as described in or contemplated by the Prospectus, all dividends and other distributions declared and payable upon the equity interest in CFO Beijing to the Company may be converted into foreign currency that may be freely transferred out of the PRC.

         (x) Legal Proceedings. Except as described in the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its Subsidiaries is or may reasonable be expected to be a party or to which any property of the Company or any of its Subsidiaries is or may reasonable be expected to be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents; to the best knowledge of the Company after due inquiry, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending or, to the best knowledge of the Company after due inquiry, threatened legal, governmental or regulatory actions, suits or proceedings to which the Company or any of its Subsidiaries is or may be a party or to which any property of the Company or any of its Subsidiaries is or may be subject that are required under the Securities Act to be described in the Prospectus that are not so described and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed or described.

         (y) Independent Accountants. Deloitte Touche Tohmatsu Certified Public Accountants Ltd., an independent registered public accounting firm, who have certified certain consolidated financial statements of the Company and provided a "comfort letter" with respect to the financial data of the Company and its Subsidiaries, are independent public accountants with respect to the Company and its Subsidiaries as required by the Securities Act.

         (z) Title to Real and Personal Property. The Company and its Subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (ii) would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

         (aa) Title to Intellectual Property. (i) The Company and its Subsidiaries own, are licensed, or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and (ii) the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its Subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others with respect to any intellectual rights that, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

         (bb) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described.

         (cc) Investment Company Act. The Company is not and, after giving effect to the issuance of the Shares and the offering and sale of the ADSs and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the "INVESTMENT COMPANY ACT").

         (dd) Absence of Stamp and Other Taxes. Except for the Hong Kong stamp duties on the transfer of the Shares by the Selling Shareholders, which shall be borne by the Selling Shareholders, no other stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Hong Kong S.A.R. or PRC government in connection with the (i) deposit with the Depositary of Shares against the issuance of ADRs evidencing ADSs, (ii) sale and delivery of the ADSs to or for the respective accounts of the Underwriters, (iii) the execution and delivery of this Agreement or any other Transaction

Document or (iv) the sale and delivery outside Hong Kong by the Underwriters of the ADSs to the initial purchasers thereof in the manner contemplated herein.

         (ee) Taxes. The Company and its Subsidiaries have paid all PRC, Hong Kong S.A.R., other foreign, federal, state and local taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Prospectus and, to the best knowledge of the Company after due inquiry, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets.

         (ff) Passive Foreign Investment Company. The Company believes that it will not be considered a "passive foreign investment company" within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, for the taxable year 2004 and the Company has no plan or intention to conduct its business in a manner that would reasonably be expected to result in the Company becoming a passive foreign investment company in the future under current laws and regulations.

         (gg) Licenses and Permits. The Company and its Subsidiaries possess and are in material compliance with all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties and the conduct of their respective businesses as described in the Registration Statement and the Prospectus, except where the failure to possess, comply or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Prospectus, neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course of its business.

         (hh) No Labor Disputes. Except as set forth in the Prospectus, no labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened.

         (ii) Compliance with Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "ENVIRONMENTAL LAWS"); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and
(iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

         (jj) Accounting Controls. Each of the Company and the Subsidiaries (A) makes, keeps and prepares books, records and accounts which fairly reflect transactions and dispositions of its assets and (B) has devised and maintained a system of internal and accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation by the Company of its consolidated financial statements in conformity with US GAAP and to maintain asset accountability; (iii) accountability of assets is maintained, including regular reconciliations with existing assets and taking of appropriate action with respect to any differences; and (iv) access to its assets is permitted only in accordance with management's general or specific authorizations.

         (kk) Insurance. Neither the Company nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue its existing insurance coverage or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

         (ll) No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         (mm) No Restrictions on Subsidiaries. Except as otherwise disclosed in the Prospectus, no Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on the Subsidiary's capital stock, from repaying to the Company any loans or advances to the Subsidiary from the Company or from transferring any of the Subsidiary's properties or assets to the Company or any other Subsidiary.

         (nn) No Broker's Fees. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its Subsidiaries or any Underwriter for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the ADSs.

         (oo) No Registration Rights. Except as described in the Prospectus, no person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance of the Shares or the sale of the ADSs to be sold by the Company hereunder or, to the best knowledge of the Company, the sale of the Shares to be sold by the Selling Shareholder hereunder.

         (pp) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares or the ADSs in violation of the Exchange Act or other applicable law.

         (qq) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

         (rr) Exhibits. There are no contracts or documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto that have not been so described and filed as required.

         (ss) Payments. Except as described in the Registration Statement and the Prospectus or this Agreement, all amounts payable by the Company in respect of the ADRs evidencing the ADSs or the underlying Shares shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by any government (except such income taxes as may otherwise be imposed by Hong Kong on payments hereunder to the Underwriters whose net income is subject to tax in Hong Kong, or withholding, if any, with respect to any such income tax) nor are any such taxes imposed on, or by virtue of the execution or delivery of, such documents.

         (tt) Dividends and Distributions. Other than as described in the Registration Statement and the Prospectus or contemplated in the Deposit Agreement, no governmental approvals are currently required in order for the Company to pay cash dividends or other distributions declared by the Company to holders of Ordinary Shares, including the Depositary or its nominee, or for the conversion by the Depositary of any cash dividends paid in foreign currency to U.S. dollars or the repatriation thereof and no other withholding or other taxes under applicable laws and regulations will be imposed in connection with the declaration and payment by the Company of dividends and other distributions in respect of shares of its capital stock.

         (uu) Critical Accounting Policies. The Prospectus accurately and completely in all material respects describes (i) accounting judgments and estimates which the Company believes to be the most important in the portrayal of the Company's financial condition and results of operations and which require management's most difficult, subjective or complex judgments (henceforth referred to as "CRITICAL ACCOUNTING POLICIES") and (ii) uncertainties affecting the application of Critical Accounting Policies; and the Company's management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies in the Prospectus and have consulted with their respective legal advisers and independent accountants with regard to such disclosure.

         (vv) Liquidity and Capital Resources. The section entitled "Management's discussion and analysis of financial condition and results of operations - Liquidity and capital resources" in the Prospectus accurately and completely describes in all material respects: (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur, and (ii) all off-balance sheet transactions, arrangements and obligations that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any Subsidiary, including, without limitation, structured finance entities and special purpose entities.

         (ww) Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Hong Kong S.A.R. and will be honored by the courts thereof. The Company has the power to submit, and pursuant to Section 16 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York Court (as defined in Section 16(f) hereof), and the Company has the power to designate, appoint and empower, and pursuant to Section 16 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, the Authorized Agent (as defined in Section 16(f) hereof) for service of process in any action arising out of or relating to this Agreement or the ADSs in any New York Court, and service of process effected on such Authorized Agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 16 hereof.

         (xx) No Immunity. Neither the Company, any of the Subsidiaries nor any of its or their properties, assets or revenues has any right of immunity under PRC, Hong Kong S.A.R. or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any PRC, Hong Kong S.A.R., New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that the Company, any of the Subsidiaries or any of its or their properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in
Section 16 of this Agreement.

         (yy) Enforcement of Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and the Deposit Agreement would be declared enforceable against the Company by PRC or Hong Kong S.A.R. courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (i) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (ii) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the PRC or Hong Kong S.A.R., (iii) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties, and (iv) an action between the same parties in the same matter is not pending in any PRC or Hong Kong S.A.R. court at the time the lawsuit is instituted in the foreign court.

         (zz) Foreign private issuer. The Company is a "foreign private issuer" within the meaning of Rule 405 under the Securities Act.

         4. Representations and Warranties of the Selling Shareholders.

         Each of the Selling Shareholders severally and not jointly represents and warrants to each Underwriter that:

         (a) Registration Statement and Prospectus. To the extent that any statements or omissions made in the Registration Statement or amendment are made in reliance upon or in conformity with information furnished to the Company by such Selling Shareholder expressly for use therein, (i) as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act with respect to such disclosure, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make such statements therein not misleading; and as (ii) of the applicable filing date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make such statements therein, in light of the circumstances under which they were made, not misleading.

         (b) Required Consents; Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and for the sale and delivery of the Shares and ADSs to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares and ADSs to be sold by such Selling Shareholder hereunder; this Agreement has been duly authorized, executed and delivered by such Selling Shareholder.

         (c) Local Law Compliance. No consent, approval, authorization, order, registration, qualification or decree of, any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by such Selling Shareholder of its obligations hereunder, the deposit of the Shares with the Depositary against the issuance of the ADRs evidencing the ADSs, the sale and delivery of the Shares and ADSs hereunder, and the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the Securities Act or state securities laws, except for (i) the registration of the Shares and the ADSs under the Securities Act and the Exchange Act and the Listing of the ADSs on the Nasdaq National Market and (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities or Blue Sky laws, or Hong Kong corporate laws in connection with the purchase and distribution of the Shares and the ADSs by the Underwriters.

         (d) No Conflicts. The execution, delivery and performance by such Selling Shareholder of this Agreement, the sale of the Shares and ADSs to be sold by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, (ii) result in any violation of the provisions of the charter, by-laws or similar organizational documents of such Selling Shareholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency, except, in the case of (i) or (iii) above, for any such conflict, breach, violation or default that would not have materially impaired the ability of such Selling Shareholder to consummate the transactions in accordance with such agreements.

         (e) Title to Shares. Such Selling Shareholder has, and immediately prior to the Closing Date or the Additional Closing Date, as the case may be, will have, good and valid title to the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Shareholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of the ADSs representing such Shares and payment therefor pursuant hereto, good and valid title to such ADSs and Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters.

         (f) No Stabilization. Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the ADSs.

         (g) No Termination of Interest. The obligations of such Selling Shareholder hereunder shall not have been terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation or similar organization, by the dissolution of such partnership, corporation or organization, or by the occurrence of any other event. If any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or similar organization should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing such Shares shall be delivered by or on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement as if such death, incapacity, termination, dissolution or other event had not occurred.

         (h) Absence of Stamp and Other Taxes. Except for the Hong Kong stamp duties on the transfer of the Shares by such Selling Shareholder, which shall be borne by the Selling Shareholder, no other stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters in connection with (i) the delivery of the Shares to be sold by the Selling Shareholder in the manner contemplated by this Agreement, (ii) the deposit with the Depositary of the Shares against issuance of the ADRs evidencing the ADSs or (iii) the sale and delivery by the Underwriters of the ADSs as contemplated herein.

         (i) NASD. Except as disclosed in the Registration Statement, neither such Selling Shareholder nor, to the best knowledge of such Selling Shareholder after due inquiry, any of his, her or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(dd) of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")), any member firm of the NASD.

         (j) No Broker's Fees. Other than this Agreement, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder's fee or other like payment.

         5. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

         (a) Effectiveness of the Registration Statement. The Company will use its reasonable best efforts to cause the Registration Statement, the ADS Registration Statement and the 8-A Registration Statement to become effective at the earliest possible time and, if required, will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A(a) under the Securities Act and the Company will furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

         (b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, one signed copy of each of the Registration Statement, the ADS Registration Statement, and the 8-A Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto) as the Representatives may reasonably request. As used herein, the term "PROSPECTUS DELIVERY PERIOD" means such period of time after the first date of the public offering of the ADSs that, in the opinion of counsel for the Underwriters, a prospectus is required by law to be delivered in connection with sales of the ADSs by any Underwriter or dealer.

         (c) Amendments or Supplements. Before filing any amendment or supplement to the Registration Statement, the ADS Registration Statement, the 8-A Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representatives reasonably objects unless otherwise required by law.

         (d) Notice to the Representatives. The Company will advise the Representatives promptly, (i) when each of the Registration Statement, the ADS Registration Statement and the 8-A Registration Statement has become effective;
(ii) when any amendment to the Registration Statement, the ADS Registration Statement or the 8-A Registration Statement has been filed or becomes effective;
(iii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement, the ADS Registration Statement or the 8-A Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement, the ADS Registration Statement or the 8-A Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or the 8-A Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or, to the knowledge of the Company after due inquiry, threatening of any proceeding for that purpose; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares or the ADSs for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company after due inquiry, threatening of any proceeding for such purpose; and the Company will use its reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or the 8-A Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will promptly use its reasonable effort to obtain the withdrawal thereof.

         (e) Ongoing Compliance of the Prospectus. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not be misleading and so that the Prospectus will comply with applicable law.

         (f) Ongoing Disclosure Obligations. The Company, during the period when any Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

         (g) Blue Sky Compliance. The Company will qualify the Shares and the ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will cause such qualifications to continue in effect so long as required for distribution of the ADSs; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

         (h) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 that the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement.

         (i) Clear Market. For a period of 180 days after the date of the Prospectus (the "LOCK-UP PERIOD"), the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file any registration statement with respect to, any (x) shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (y) depositary receipt evidencing shares of Stock or securities convertible into or exercisable or exchangeable for Stock (or the right to receive such shares or securities) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or depositary receipts evidencing shares of Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (i) the ADSs to be sold hereunder (and the Shares in respect thereof), (ii) any shares of Stock of the Company issued upon the exercise of options granted under existing employee stock option plans,
(iii) any sale or transfer of the Company's securities to an affiliate of the Company, provided that such affiliate agrees to be bound in writing to the restrictions set forth herein, and (iv) any sale or transfer of the Company's securities in connection with a merger or acquisition involving the Company, CFO Beijing or Fuhua as a party, provided that the total number of transferred securities constitutes less than 10% of the Company's outstanding share capital, and any purchaser of our securities agrees to be bound by the restrictions set forth herein.

         (j) Use of Proceeds. The Company will apply the net proceeds from the sale of the ADSs as described in the Prospectus under the heading "Use of proceeds."

         (k) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares or the ADSs.

         (l) Exchange Listing. The Company will use its reasonable best efforts to effect and maintain the quotation of the ADSs on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that are traded on the Nasdaq National Market and quotations for which are reported by the Nasdaq National Market.

         (m) Filings. The Company agrees to file with the Nasdaq National Market, the Commission and any other governmental or regulatory agency, authority or instrumentality in the United States, PRC or Hong Kong S.A.R., as may be required, such reports, documents, agreements and other information which the Company may from time to time be required to file by law or stock exchange rules, including those relating to the implementation and payment of dividends or other distributions on the ADSs.

         (n) Reports. For a period of three years from the effective date of the Registration Statement, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares and the ADSs, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system or any foreign securities regulatory agency or stock exchange, other than such reports, communications or financial statements that are publicly available, including in the Commission's EDGAR Internet database.

         (o) The Depositary. The Company will cooperate in procuring from the Depositary on the Closing Date and the Additional Closing Date, if applicable, certificates satisfactory to the Representatives evidencing the deposit of the Shares with the Depositary in accordance with the Deposit Agreement being so deposited against issuance of ADRs evidencing the ADSs to be delivered, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement. The Company will comply with the Deposit Agreement.

         (p) Announcements. Between the date hereof and the Closing Date (both dates inclusive), the Company will not, without the prior approval of the Representatives (such approval not to be unreasonably withheld), make any official announcement which would have an adverse effect on the marketability of the ADSs.

         (q) Investment Company Act. The Company will take such steps as shall be necessary to ensure that, prior to the expiration of one year after the Closing Date, it shall not be required to be registered as an "investment company" under Section 8 of the Investment Company Act.

         (r) Taxes. The Company will pay or cause to be paid all Taxes as provided under Section 12(c) hereof.

         (s) Dividends. To the extent that the Company's board of directors has approved an issuance of dividends, the Company agrees that, it will use its reasonable best efforts to obtain and maintain all approvals required in the Hong Kong S.A.R. to pay and remit outside the Hong Kong S.A.R. all dividends declared by the Company and payable on the Shares, and it will use its reasonable best efforts to obtain and maintain all approvals required in the Hong Kong S.A.R. for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

         6. Further Agreements of the Selling Shareholders. Each of the Selling Shareholders covenants and agrees, severally and not jointly, with each Underwriter that:

         (a) Clear Market. For a period of 180 days after the date of the initial public offering of the Shares, such Selling Shareholder will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file any registration statement with respect to, any
(x) shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (y) depositary receipt evidencing shares of Stock or securities convertible into or exercisable or exchangeable for Stock (or the right to receive such shares or securities) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or depositary receipts evidencing shares of Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (i) the ADSs to be sold hereunder (and the Shares in respect thereof), (ii) any sale or transfer of the Company's securities by such Selling Shareholder to an affiliate of such Selling Shareholder, provided that such affiliate agrees to be bound in writing to the restrictions set forth herein, and (iii) any bona fide gift by an individual Selling Shareholder to a donee or any transfer by an individual Selling Shareholder for tax or estate planning purposes, provided that, in each case, such donee or transferee agrees to be bound in writing to the restrictions set forth herein; and (iv) any purchase of the Company's securities, or sale with respect to such securities, by such Selling Shareholder after the date hereof in the public market.

         (b) No Stabilization. Such Selling Shareholder will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the ADSs.

         (c) Ongoing Compliance of the Prospectus. Such Selling Shareholder will advise you promptly, and if requested by you, will confirm such advice in writing, during the Prospectus Delivery Period, of (i) any material change in the Company's condition (financial or otherwise), prospects, earnings, business or properties which comes to the attention to such selling shareholder (ii) any change in information in the Registration Statement, the ADR Registration Statement, the 8-A Registration Statement or the Prospectus relating to such Selling Shareholder.

         (d) Expenses. The Selling Shareholders, severally and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Shares by the Selling Shareholders to the Underwriters and (ii) the fees and disbursements of their respective counsel and accountants, except for the fees and expenses, if any, incurred by the Company on behalf of the Selling Shareholders, which shall be borne by the Selling Shareholders.

         (e) Tax Form. It will deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8BEN (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters' documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

         (f) Tax Indemnity. Each of the Selling Shareholders, severally and not jointly, will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the ADSs being sold by such Selling Shareholder and on the execution and delivery of this Agreement. All payments to be made by the Selling Shareholders hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Selling Shareholders are compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Selling Shareholders shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

         7. Conditions of Underwriters' Obligations. The obligation of each Underwriter to purchase the Underwritten ADSs on the Closing Date or the Optional ADSs on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and each of the Selling Shareholders of their respective covenants and other obligations hereunder and to the following additional conditions:

         (a) Registration Compliance; No Stop Order. The Registration Statement and the ADS Registration Statement (or if a post-effective amendment to the Registration Statement or the ADS Registration Statement is required to be filed under the Securities Act, such post-effective amendment) and the 8-A Registration Statement shall each have become effective, and the Representatives shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date hereof; no order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or, to the best knowledge of the Company after due inquiry, threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

         (b) Representations and Warranties. The respective representations and warranties of the Company and the Selling Shareholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers and of each of the Selling Shareholders made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

         (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Prospectus.

         (d) Officer's Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate (i) of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (A) confirming that such officers have carefully reviewed the Registration Statement and the Prospectus and, to the best knowledge of such officers, the representation of the Company set forth in
Section 3(b) hereof is true and correct, (B) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or such Additional Closing Date, as the case may be, and (C) to the effect set forth in paragraphs (a) and (c) above and (ii) of the Selling Shareholders, in form and substance reasonably satisfactory to the Representatives, (A) confirming that the representation of such Selling Shareholders set forth in Section 4(f) hereof is true and correct and (B) confirming that the other representations and warranties of such Selling Shareholders in this agreement are true and correct and that the such Selling Shareholders have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

         (e) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Deloitte Touche Tohmatsu Certified Public Accountants Ltd., shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a "cut-off" date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

         (f) Opinion of U.S. Counsel for the Company and the Selling Shareholders. O'Melveny & Myers LLP, U.S. counsel for the Company and the Selling Shareholders, shall have furnished to the Representatives, at the request of the Company and the Selling Shareholders, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A.

         (g) Opinion of Counsel for each Selling Shareholder. Counsel for each Selling Shareholder shall have furnished to the Representatives, at the request of the Selling Shareholder, its written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B hereto.

         (h) Opinion of Hong Kong Counsel for the Company. O'Melveny & Myers, Hong Kong counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance satisfactory to the Representatives.

         (i) Opinions of Hong Kong Tax Counsel for the Company. Lovells, Hong Kong tax counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinions, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto.

         (j) Opinion of PRC Counsel for the Company. Jincheng and Tongda Law Firm, PRC counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex D hereto.

         (k) Opinion of U.S. Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion, Simpson Thacher & Bartlett LLP may rely as to the incorporation of the Company and all other matters governed by PRC or Hong Kong S.A.R. law upon the opinions referred to above and below.

         (l) Opinion of PRC Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Junhe Law Office, PRC counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

         (m) Opinion of Counsel for the Depositary. Ziegler, Ziegler & Associates LLP, U.S. counsel for the Depositary, shall have furnished to the Representatives, at the request of the Depositary, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex E hereto.

         (n) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance of the Shares, the deposit of such Shares with the Depositary against issuance of the ADRs evidencing the ADSs or the sale of such ADSs; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance of the Shares, the deposit of such Shares with the Depositary against issuance of the ADRs evidencing the ADSs or the sale of such ADSs.

         (o) NASD Review. At or prior to the Closing Date, the NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (p) Exchange Listing. The ADSs to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

         (q) Lock-up Agreements. The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

         (r) Depositary. The Depositary shall have delivered to the Company at such Closing Date, certificates satisfactory to the Underwriters evidencing the deposit with the Depositary of the Ordinary Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company at such Closing Date, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement.

         (s) Form 1099. The Company will deliver to the Representatives a letter stating that it will deliver to each Selling Shareholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

         (t) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Selling Shareholders shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

         All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         8. Indemnification and Contribution.

         (a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, the 8-A Registration Statement or the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

         (b) Indemnification of the Underwriters by the Selling Shareholders. Each of the Selling Shareholders, severally and not jointly, in proportion to the number of Shares to be sold by such Selling Shareholder hereunder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, the 8-A Registration Statement or the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the ADS Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with information furnished to the Company or such Underwriter in writing by such Selling Shareholder expressly for use therein; provided, however, that the liability of such Selling Shareholder pursuant to this subsection (b) shall not exceed the amount of gross proceeds received by such Selling Shareholder from the sale of its Shares or ADSs (including any Optional Shares or Optional ADSs) pursuant to this agreement.

         (c) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act and each of the Selling Shareholders to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the seventh, thirteenth and fourteenth paragraphs under the caption "Underwriting."

         (d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 8, such person (the "INDEMNIFIED PERSON") shall promptly notify the person against whom such indemnification may be sought (the "INDEMNIFYING PERSON") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 8. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc., any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Shareholders shall be designated in writing by a majority in interest of such selling shareholders. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

         (e) Contribution. If the indemnification provided for in paragraphs
(a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the ADSs or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Selling Shareholders from the sale of the ADSs and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the ADSs. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (f) Limitation on Liability. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Selling Shareholders or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the ADSs exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

         (g) Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

         9. Effectiveness of Agreement. This Agreement shall become effective upon the later of (i) the execution and delivery hereof by the parties hereto and (ii) receipt by the Company and the Representatives of notice of the effectiveness of the Registration Statement, the ADS Registration Statement (or, if applicable, any post-effective amendment thereto) and the 8-A Registration Statement.

         10. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company and the Selling Shareholders, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Optional ADSs, prior to the Additional Closing Date (i) trading of securities generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or the Nasdaq National Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on the Nasdaq National Market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State, Hong Kong or PRC authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either involving the United States, Hong Kong S.A.R. or PRC, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Prospectus.

         11. Defaulting Underwriter. (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the ADSs that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such ADSs by other persons satisfactory to the Company and the Selling Shareholders on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such ADSs, then the Company and the Selling Shareholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such ADSs on such terms. If other persons become obligated or agree to purchase the ADSs of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Shareholders may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of U.S. counsel for the Company and the Selling Shareholders or U.S. counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 11, purchases ADSs that a defaulting Underwriter agreed but failed to purchase.

         (b) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholders as provided in paragraph
(a) above, the aggregate number of ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of ADSs to be purchased on such date, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs that such Underwriter agreed to purchase hereunder on such date plus such Underwriter's pro rata share (based on the number of ADSs that such Underwriter agreed to purchase on such date) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

         (c) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholders as provided in paragraph
(a) above, the aggregate number of ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-tenth of the aggregate amount of ADSs to be purchased on such date, or if the Company and the Selling Shareholders shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase ADSs on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this
Section 11 shall be without liability on the part of the Company and the Selling Shareholders, except that the Company will continue to be liable for the payment of expenses as set forth in Section 12 hereof and except that the provisions of
Section 8 hereof shall not terminate and shall remain in effect.

         (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Shareholders or any non-defaulting Underwriter for damages caused by its default.

         12. Payment of Expenses; Taxes. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay the following: (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares, the ADSs and the ADRs evidencing the ADSs and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the ADS Registration Statement, the 8-A Registration Statement, the Preliminary Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof;
(iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company's and Selling Shareholders' counsels and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares and the ADSs under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (excluding the related fees and expenses of counsels for the Underwriters); (vi) the cost of preparing stock and ADR certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the NASD; (ix) all expenses incurred by the Company in connection with any "roadshow" presentation to potential investors (excluding the out-of-pocket fees and expenses incurred by the Underwriters during the roadshow); (x) all expenses and application fees related to the listing of the ADSs on the Nasdaq National Market, (xi) the fees for depositing the Shares under the Deposit Agreement against issuance of the ADSs; (xii) other fees and expenses, if any, of the Depositary and any custodian appointed under the Deposit Agreement; (xiii) the fees and expenses of the Authorized Agent (as defined in Section 16); (xiv) all expenses in connection with any offer and sale of the ADSs or Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsels for the Underwriters in connection with offers and sales outside of the United States; and (xv) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders hereunder for which provision is not otherwise made under this Section. Notwithstanding the foregoing, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the several Underwriters shall be responsible for their own out-of-pocket fees and expenses in connection with the transactions contemplated by this Agreement, including fees and expenses of their respective counsels and fees and expenses relating to travel.

         (b) All payments, expenses, commissions, deductions or otherwise, to be made by, or against payments to, the Company under the Transaction Documents shall be made free and clear of and without deduction or withholding for or on account of, any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature (including, without limitation, any income tax, value added tax, withholding tax or stamp duties), imposed by any governmental agency having jurisdiction over an Underwriter, the Company or its properties, and all interests, penalties or similar liabilities with respect thereto (collectively, "TAXES"). If any Taxes are required by law to be deducted or withheld in connection with any of such payments, the Company will increase the amount paid or deducted so that the full amount of such payment or deduction as agreed herein is received by the Underwriters.

         13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, partners and any controlling persons referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of ADSs from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

         14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Shareholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the ADSs and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Shareholders or the Underwriters.

         15. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act, and (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City and the Hong Kong S.A.R.

         16. Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the U.S. Underwriters and J.P. Morgan Securities Ltd. on behalf of the International Underwriters, and any such action taken by J.P. Morgan Securities Inc. or J.P. Morgan Securities Ltd. shall be binding upon the U.S. Underwriters or the International Underwriters, as the case may be.

         (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the U.S. Underwriters shall be given to the Representative (J.P. Morgan Securities Inc.), c/o J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172 (fax:
(+1) 212 622-8358); Attention: Equity Capital Markets. Notices to the International Underwriters shall be given to the Representative (J.P. Morgan Securities Ltd.), c/o J.P. Morgan Securities (Asia Pacific) Limited , 28/F, Chater House, 8 Connaught Road, Central, Hong Kong (Fax: (+852) 2810-8819);
Attention: Equity Capital Markets. Notices to the Company shall be given to it at China Finance Online Co. Limited, Room 610B, 6/F Ping'an Mansion, No. 23 Financial Street, Xicheng District, Beijing 100032, the PRC, (Fax:
86-10-6621-0640); Attention: Sam Qian. Notices to the Selling Shareholders shall be given to c/o China Finance Online Co. Limited, Room 610B, 6/F Ping'an Mansion, No. 23 Financial Street, Xicheng District, Beijing 100032, the PRC, (Fax: 86-10-6621-0640); Attention: Sam Qian.

         (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

         (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

         (f) Jurisdiction and Venue; Agent for Service. Each of the Company and the Selling Shareholders hereby irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the Borough of Manhattan, The City of New York (each, a "NEW YORK COURT"), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Company and the Selling Shareholders has appointed CT Corporation System, 111 Eighth Avenue, New York, NY 10011, as its authorized agent (the "AUTHORIZED AGENT") upon whom process may be served in any such suit, action or proceeding in any New York Court and expressly consents to the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding and waives any other requirements of, or objections to, personal jurisdiction with respect thereto. Such appointment shall be irrevocable. Each of the Company and the Selling Shareholders represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company or a Selling Shareholder, as the case may be, shall be deemed, in every respect, effective service of process on the Company or the Selling Shareholder, as the case may be.

         (g) Waiver of Immunities. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to the Company, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any PRC, Hong Kong S.A.R., New York or U.S. federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company, or any other matter under or arising out of or in connection with, this Agreement or the Deposit Agreement or any of them, the Company hereby irrevocably and unconditionally waives or will waive such right to the extent permitted by law, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

         (h) Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "JUDGMENT CURRENCY") other than U.S. dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase U.S. dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any judgment or order as aforesaid. The term "RATE OF EXCHANGE" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars.

         (i) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                        Very truly yours,

                                        China Finance Online Co. Limited

                                        By:   _________________________
                                              Name:
                                              Title:

                                        SELLING SHAREHOLDERS

                                        IDG TECHNOLOGY VENTURE INVESTMENT, INC.

                                        By:  ___________________________
                                             Name:
                                             Title:

                                        IDG TECHNOLOGY VENTURE INVESTMENTS, LP

                                        By:  ___________________________
                                             Name:
                                             Title:

                                        VERTEX TECHNOLOGY FUND (III) LTD.

                                        By:  ___________________________
                                             Name:
                                             Title:

                                        FANASIA CAPITAL LTD.

                                        By:  ___________________________
                                             Name:
                                             Title:

                                        CAST TECHNOLOGY INC.

                                        By:  ___________________________
                                             Name:
                                             Title:

                                        CAPITAL VENTURES INTERNATIONAL

                                        By:  ___________________________
                                             Name:
                                             Title:

Accepted:             , 2004

J.P. MORGAN SECURITIES INC.
Acting on behalf of itself
and the several U.S. Underwriters listed in
Schedule I to the Underwriting Agreement


By:  ______________________________
      Authorized Signatory



J.P. MORGAN SECURITIES LTD.
Acting on behalf of itself
and the several International Underwriters listed in
Schedule I to the Underwriting Agreement


By:  ______________________________
      Authorized Signatory

                                                                      Schedule I

                                                     Number       Number of
                U.S. Underwriters                    of ADSs    Optional ADSs
----------------------------------------------     ---------    -------------
J.P. Morgan Securities Inc.
Jefferies Broadview, a division of Jefferies &
Company, Inc.
WR Hambrecht + Co, LLC
                                                   ---------      ---------
     Total
                                                   =========      =========

                                                     Number       Number of
            International Underwriters              of ADSs    Optional ADSs
----------------------------------------------     ---------    -------------
J.P. Morgan Securities Ltd.
                                                   ---------      ---------
     Total
                                                   =========      =========

                                                                     Schedule II

                                     Number of               Number of
  Selling Shareholder            Underwritten ADSs         Optional ADSs
-----------------------         -------------------        -------------
IDG Technology Venture
Investment, Inc.

IDG Technology Venture
Investments, LP

Vertex Technology Fund
(III) Ltd.

Fanasia Capital Ltd.

Cast Technology Inc.

Capital Ventures
International

                                                                         Annex A


  FORM OF OPINION OF U.S. COUNSEL FOR THE COMPANY AND THE SELLING SHAREHOLDERS

         (a) This Agreement has been duly executed and delivered by the Company.

         (b) The Deposit Agreement has been duly executed and delivered by the Company under New York law and, assuming due authorization, execution and delivery of the Deposit Agreement by the Depositary and that each of the Depositary and the Company has full power, authority and legal right to enter into and perform its obligations thereunder, constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and possible judicial action giving effect to governmental action or foreign laws affecting creditors' rights, and (ii) such counsel expresses no opinion regarding any indemnification or contribution provisions contained in the Deposit Agreement.

         (c) Upon issuance by the Depositary of ADRs evidencing ADSs against the deposit of Ordinary Shares in respect thereof in accordance with the terms of the Deposit Agreement and payment therefor in accordance with the provisions of this Agreement, such ADRs will be fully paid, non-assessable and duly and validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

         (d) Upon payment for the ADSs and the delivery to the Depositary Trust Company or its agent of the ADSs in book entry form registered in the name of Cede & Co. or such other nominee designated by the Depositary Trust Company, both as provided for in this Agreement, and the crediting of the ADSs to the Underwriters' accounts with the Depositary Trust Company, Cede & Co. or such other nominee designated by the Depositary Trust Company, the Underwriters will acquire a valid "security entitlement" (within the meaning of New York Uniform Commercial Code Section 8-102) to the ADSs, and no action based on an "adverse claim" (as defined in New York Uniform Commercial Code Section 8-102) may be asserted against the Underwriters with respect to such security entitlement if, at such time, the Underwriters do not have notice of any adverse claim within the meaning of New York Uniform Commercial Code Section 8-105.

         (e) Upon payment for the ADSs being sold by the Selling Shareholders and the delivery to DTC or its agent of such ADSs in book entry form registered in the name of Cede & Co. or such other nominee designated by DTC, both as provided for in the Underwriting Agreement, and the crediting of the ADSs to the Underwriters' accounts with DTC, Cede & Co. or such other nominee designated by DTC, the Underwriters will acquire a valid "security entitlement" (within the meaning of New York Uniform Commercial Code Section 8-102) to the ADSs, and no action based on an "adverse claim" (as defined in New York Uniform Commercial Code Section 8-102) may be asserted against the Underwriters with respect to such security entitlement if, at such time, the Underwriters do not have notice of any adverse claim within the meaning of New York Uniform Commercial Code
Section 8-105.

         (f) The execution and delivery of this Agreement and the Deposit Agreement and the issuance and sale of the ADSs by the Company to the Underwriters pursuant to the Underwriting Agreement on the Closing Date do not violate any New York or U.S. Federal statute, rule or regulation.

         (g) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (h) No order, consent, permit, authorization or approval of any New York or federal governmental authority is required for the execution and delivery of this Agreement or for the issuance and sale of the ADSs, except such as have been obtained under the Act and such as may be required under applicable Blue Sky or state securities laws.

         (i) The Registration Statement, the ADS Registration Statement and the 8-A Registration Statement have been declared effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, or the 8-A Registration Statement has been issued or threatened by the Commission.

         (j) The Registration Statement and the Prospectus, and each amended or supplement thereto, appeared on their face to comply in all material respects with the requirements as to form for registration statements on Form F-1 under the Act and the related rules and regulations in effect at the date of filing, except that such counsel expresses no opinion concerning the financial statements and other financial information contained therein; the ADS Registration Statement, and each amended or supplement thereto, appeared on its face to comply in all material respects with the requirements as to form for registration statements on Form F-6 under the Act and the related rules and regulations in effect at the date of filing.

         (k) The information in the Prospectus under "Shares eligible for future sale" and "Taxation -- United States federal income taxation," to the extent that such information constitutes matters of U.S. federal or New York state laws or legal conclusions based on such laws, is a fair and accurate summary in all material respects of such matters and conclusions.

         (l) The statements set forth in the Prospectus under "Description of American Depositary Shares" and "Underwriting," to the extent that they purport to describe or summarize certain provisions of the Deposit Agreement, the ADSs and this Agreement, are accurate descriptions or summaries in all material respects.

         (m) Under the laws of the State of New York relating to personal jurisdiction, the Company has, pursuant to Section 16 of the Underwriting Agreement, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the State of New York, Country of New York (each a "New York Court") in any action arising out of or based on this Agreement or the Deposit Agreement or the transactions contemplated thereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed CT Corporation System as its authorized agent for the purpose described in Section 16 of the Underwriting Agreement and Section 19 of the Deposit Agreement; and service of process effected on such agent in the manner set forth in Section 16 of this Agreement and Section 19 of the Deposit Agreement will be effective to confer valid personal jurisdiction over the Company.

         (n) Under the laws of the State of New York relating to personal jurisdiction, each of the Selling Shareholders has, pursuant to Section 16 of this Agreement, validly and irrevocably submitted to the personal jurisdiction of any New York Court in any action arising out of or relating to this Agreement or the transactions contemplated hereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed CT Corporation System as its authorized agent for the purpose described in Section 16 hereof; and service of process effected on such agent in the manner set forth in Section 16 hereof will be effective to confer valid personal jurisdiction over such Selling Shareholder.

         (o) Such counsel does not know of any amendment to the Registration Statement required to be filed or of any contract or other document of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration or the Prospectus or the Prospectus which is not filed which is not filed or described as required.

         (p) Such counsel has participated in conferences in connection with the preparation of, and have reviewed, the Registration Statement, the ADS Registration Statement, the Prospectus and the 8-A Registration Statement, but have not independently verified the accuracy, completeness or fairness of the statements in those documents. The limitations inherent in such participation and review, and the knowledge available to us, are such that such counsel is unable to assume, and such counsel does not assume, any responsibility for such accuracy, completeness or fairness (except as otherwise specifically stated in paragraphs (j) and (k) above). However, on the basis of such participation and review, such counsel does not believe that the Registration Statement, the ADS Registration Statement or the 8-A Registration Statement, as of their respective effective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such counsel does not believe that the Prospectus on the date hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. However, such counsel expresses no opinion or belief as to the financial statements and other financial information contained in the Registration Statement or the Prospectus.

                                                                         Annex B


             FORM OF OPINION OF COUNSEL FOR EACH SELLING SHAREHOLDER

         (a) The Selling Shareholder is duly incorporated, validly existing and in good standing under the laws of its applicable jurisdiction.

         (b) The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Shareholders and constitutes valid and legally binding obligations of the Selling Shareholder.

         (c) The sale of the ADSs and the execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, the Underwriting Agreement, and the consummation of the transactions contemplated therein, have been duly authorized on the part of each of the Selling Shareholders, and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which any Selling Shareholder is a party or by which any Selling Shareholder is bound or to which any of the property or assets of any Selling Shareholder is subject, nor will any such action result in any violation of the provisions of the charter or by-laws or similar organizational documents of any Selling Shareholder or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any of its properties.

         (d) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or ADSs or the consummation by the Selling Shareholders of the transactions contemplated by the Underwriting Agreement, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the ADSs by the Underwriters.

         (e) The submission to the personal jurisdiction of any U.S. federal or state court located in the State of New York, County of New York in any action arising out of or relating to the Underwriting Agreement and the transactions contemplated therein, the waiver of any objection to the venue of a proceeding in any such court, and the appointment of an agent to accept service of process in such jurisdiction is valid, legal and binding on the Selling Shareholder. Service of process in the manner set forth in the Underwriting Agreement will be effective to confer valid personal jurisdiction if such court over the Selling Shareholder under the applicable laws.

                                                                         Annex C

            FORM OF OPINION OF HONG KONG TAX COUNSEL FOR THE COMPANY

         (a) The information in the Prospectus under "Taxation - Hong Kong Taxation," to the extent such information constitutes matters of Hong Kong tax laws or legal conclusions based on such laws, is a fair and accurate summary in all material respects of such matters and conclusions.

         (b) Save as remarked below, no ad valorem stamp duties or other similar taxes or charges are payable under the laws of the Hong Kong S.A.R. in respect of:

              (i) the execution or delivery of the Underwriting Agreement and the Deposit Agreement or the performance by the Company and the Underwriters of their respective obligations or enforcement of the Underwriting Agreement or the Deposit Agreement;

              (ii) the issuance of the Ordinary Shares by the Company and subscription of the Ordinary Shares by the Underwriters pursuant to the terms of the Underwriting Agreement;

              (iii) the entering of the Depositary's Hong Kong Custodian as the registered holder of the Ordinary Shares;

              (iv) the deposit by the Underwriters with the Hong Kong Custodian on behalf of the Depositary of the Ordinary Shares against the issuance of ADSs for the account of the Underwriters on the date hereof; or

              (v) the sale and delivery outside of the Hong Kong S.A.R. by the Underwriters of the ADSs to the initial purchasers thereof.

         The sale of the Ordinary Shares by the Selling Shareholders and the purchase by the Underwriters of the Ordinary Shares from the Selling Shareholders under the Underwriting Agreement is chargeable to ad valorem stamp duty in Hong Kong.

         An instrument effecting the relevant transfers is required to be stamped with fixed duty and the contract notes executed and stamped with ad valorem duty. In certain circumstances (i.e. in the absence of other instrument) the Underwriting Agreement and the Deposit Agreement could be an instrument effecting the transfer of the relevant Ordinary Shares and therefore required to be stamped with fixed duty.

         The transfer by the Underwriters of the Ordinary Shares to the Hong Kong Custodian on behalf of the Depositary, where no change to the beneficial ownership of such shares is effected by such transfer, is assessable to a fixed duty.

         Where no stamp duty is paid on the transfer of the Ordinary Shares by the Underwriters to the Depositary (because there is no change of beneficial interest in such shares at the date hereof) the withdrawal of the Ordinary Shares by an ADR Holder (other than the Underwriters) will constitute a transfer of shares giving rise to a charge in Hong Kong Stamp Duty.

         (c) Save for any amount chargeable to profit tax on assessable profits derived by the Underwriters through the carrying on of a trade, profession or business in Hong Kong in respect of their assessable profits arising in or derived from Hong Kong from such trade, profession or business, there are currently no taxes or other charges payable by the Underwriters to the Hong Kong S.A.R. government or any taxing authority thereof on or by virtue of:

              (i) the execution, delivery, performance or enforcement of the Underwriting Agreement and the Deposit Agreement;

              (ii) any payment of any nature to be made by the Company to the Underwriters under the Underwriting Agreement or the Deposit Agreement;

              (iii) the issuance of the Ordinary Shares by the Company; or

              (iv) the payment of dividends and other distributions declared and payable on the Ordinary Shares.

         There is no withholding tax in Hong Kong relevant to such transactions or payments.

                                                                         Annex D

                 FORM OF OPINION OF PRC COUNSEL FOR THE COMPANY

         (a) Fuhua has been duly incorporated and is validly existing as a limited liability company with enterprise legal person status in good standing under the laws of the PRC. RMB3,000,000 of the registered capital of Fuhua has been paid for and 45% and 55% of the equity interest in the registered capital of Fuhua is respectively owned by Wu Chen and Jun Ning, and such equity interests are each free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, or any third party right, except for the pledge created under the Share Pledge Agreement and the purchase option created under the Purchase Option and Cooperation Agreement.

         (b) CFO Beijing has been duly incorporated and is validly existing as a company with limited liability with enterprise legal person status in good standing under the laws of the PRC. All of the registered capital of CFO Beijing has been fully paid for and 100% of the equity interest in the registered capital of CFO Beijing is owned by the Company and such equity interest is free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, or any third party right.

         (c) Each of Fuhua and CFO Beijing is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

         (d) All approvals in the PRC required for the establishment and the maintenance of the enterprise legal person status of each of Fuhua and CFO Beijing, respectively, have been duly issued and obtained and all such approvals are in full force and effect, have not been revoked, withdrawn, suspended or cancelled and are not subject to any condition. Each of Fuhua and CFO Beijing respectively has complied with all applicable registration and filing requirements under PRC law for its establishment and the maintenance of its status and existence as an enterprise legal person.

         (e) Each of Fuhua and CFO Beijing has the power and authority and has satisfied all conditions and done all things required by the laws of the PRC (including the making and obtaining of all necessary approvals, if any) in order for it to own, use, lease and operate its assets and to conduct its existing and proposed business as set out in its business license and in the Prospectus. Such approvals being in full force and effect and no violation exists in respect of any such approvals. The business operations of each of Fuhua and CFO Beijing are in compliance with all applicable PRC laws and regulations.

         (f) Each of Fuhua and CFO Beijing has full power, authority and legal right to enter into, execute, adopt, assume, issue, deliver and perform their respective obligations under each of the Documents (as defined in such opinion) to which it is expressed to be a party and such obligations constitute valid, legal and binding obligations enforceable in accordance with the terms of each of the Documents (taken both individually and together as a whole) against each of them in accordance with terms of each of the Documents (taken both individually and together as a whole). No approvals are required to be done or obtained for the performance of Fuhua and CFO Beijing of their obligations and the transactions contemplated under the Documents (taken both individually and together as a whole) other than those already obtained.

         (g) Each of Wu Chen and Jun Ning (as defined in such opinion), Fuhua and CFO Beijing has taken all necessary corporate and other actions and fulfilled and done all conditions and things required by PRC law (including the making and obtaining of all relevant approvals, if any), for the entering into, execution, adoption, assumption, issue, delivery or the performance of their respective obligations under each of the Documents to which it is expressed to be a party, and the representatives of, Fuhua and CFO Beijing (as the case may be) have been duly authorized to do so and no such approval has been revoked or amended.

         (h) The execution and performance by each of Wu Chen, Jun Ning, the Company, Fuhua and CFO Beijing of their respective obligations under each of the Documents to which one of them is a party (taken both individually and together as a whole) does not and will not contravene or result in a breach or violation of (i) the Articles of Association of Fuhua or CFO Beijing, (ii) any PRC law or public policy, or (iii) any agreement, instrument, arbitration award or judgment, order or decree of any court of the PRC having jurisdiction over Fuhua and/or CFO Beijing, as the case may be, any agreement to which either of them is expressed to be a party or which is binding on either of them or any of their assets, and no documents have been amended or revoked or are liable to be set aside under any existing PRC law.

         (i) Each of the Documents is legal, valid, enforceable and admissible as evidence under PRC law and public policy and is binding on the persons expressed to be parties thereto. No provision in any of the Documents (taken both individually and together as a whole) contravene in any way any applicable PRC law or public policy, (including without limitation and notwithstanding the legal structure of Fuhua described in such opinion):

              (i) the irrevocable proxy given by Wu Chen and Jun Ning in favor of Jian Feng and Linhai Ma, respectively, or any other nominated persons of CFO Beijing from time to time, to nominate the board of directors of Fuhua and the general manager and other senior management of Fuhua as CFO Beijing may decide and to cast the votes of Wu Chen and Jun Ning on all corporate matters of Fuhua (including the sale and transfer of any equity interest in Fuhua) under the Power of Attorney; or

              (ii) the grant of the pledge by Wu Chen and Jun Ning of their equity interests under the Share Pledge Agreement (as defined in such opinion), and the right of enforcement of such pledge of the equity interests by CFO Beijing.

         (j)  Neither Fuhua nor CFO Beijing is in breach of or in default under
(i) any PRC law or (ii) any approval granted by any PRC governmental or regulatory body or its business license or, (iii) their respective articles of association or any contracts to which either entity is a party, such breach or default which has not been corrected, remedied, rectified or waived, and there exists no such breach or default the result of which would have a Material Adverse Effect. Neither Fuhua nor CFO Beijing is subject to any material contingent or actual liabilities.

         (k) Neither Fuhua nor CFO Beijing has taken any action nor have any steps been taken or legal or administrative proceedings been commenced or threatened for the winding up, dissolution or liquidation of Fuhua or (as the case may be) CFO Beijing, or for the suspension, withdrawal, revocation or cancellation of Fuhua's or CFO Beijing's business licenses.

         (l) Each of Fuhua and CFO Beijing possesses such certificates, authorities or permits issued by the appropriate national, provincial, municipal and local regulatory agencies or bodies necessary to conduct the business now operated by it and contemplated to be operated by it as described in the Prospectus, and neither Fuhua nor CFO Beijing has received any oral or written notice of proceedings relating to the suspension, revocation or modification of any such certificate, authority or permit. After due inquiry and to the best of such counsel's knowledge, neither Fuhua nor CFO Beijing is subject to any claims, suits, demands, actions threatened or initiated by or before any PRC governmental or public body, authority or regulatory body.

         (m) All approvals, required for effecting the Loan Arrangements and the Contractual Arrangements and all transactions contemplated thereunder, if any, have been issued, obtained and made and all such approvals are in full force and effect, and none has been amended or revoked or is liable to be set aside under any existing PRC laws.

         (n) No approvals are currently required in the PRC for the shares to be effectively pledged pursuant to the Share Pledge Agreement or for the proposed manner of repayment of the principal and interest in the Loan Agreements.

         (o) None of the Loan Arrangements or Contractual Arrangements taken both individually and together as a whole has:

              (i) resulted in a breach of any of the terms or provisions of, in the case of Fuhua and CFO Beijing, their respective articles of association;

              (ii) resulted in a breach of, or constituted or constitutes a default under any instrument to which Fuhua or CFO Beijing was or is a party or by which Fuhua or CFO Beijing or any of their respective properties or assets was or is bound or resulted or results in the creation or imposition of any lien, charge, encumbrance or claim on Fuhua or CFO Beijing or any of their respective properties or assets; or

              (iii) resulted in a breach of any PRC law or applicable regulations or public policy to which Fuhua or CFO Beijing was or is subject or by which Fuhua or CFO Beijing or any of their respective properties or assets was or is bound.

         (p) Each of the Loan Arrangements or Contractual Arrangements by itself or all the Loan Arrangements or Contractual Arrangements taken as a whole has been duly authorized and does not and will not:

              (i) result in a violation or breach of any provision of the respective articles of association or the respective business license of Fuhua or CFO Beijing;

              (ii) result in a material breach of, or constitute a default under any instrument or agreement to which Fuhua and CFO Beijing is a party or by which Fuhua and CFO Beijing or any of their properties or assets is bound or result in the creation or imposition of any lien, charge, encumbrance or claim on Fuhua and CFO Beijing or any of their properties or assets; or

              (iii) result in a material breach of any PRC laws or applicable regulations or public policy to which Fuhua and CFO Beijing is subject to or by which Fuhua and CFO Beijing or any of their properties or assets is bound.

         (q) The choice of PRC laws as the governing law in each Document is a valid choice of governing law and will be binding on the parties to the relevant Document, and all conditions to which such approvals have been fulfilled.

         (r) Each of the Documents is, and all the Documents taken as a whole is legal, valid, enforceable and admissible as evidence under PRC law and public policy and is binding on the persons expressed to be parties thereto. No provisions in any of the Documents contravene in any way any applicable PRC law or public policy.

         (s) There is no legal, administrative, arbitration or other proceeding which has challenged the legality, effectiveness or validity of the Loan Arrangements, Contractual Arrangements and/or the transactions or any of the Documents by itself or taken as a whole or to the best of such counsel's knowledge after making due and reasonable enquiries, no such proceedings are threatened or contemplated by any governmental or regulatory authority or by any other person.

         (t) Save for those disclosed in the Prospectus, no further action from shareholders or directors of Fuhua and CFO Beijing is required to approve and implement in full the Contractual Arrangements contemplated thereunder.

         (u) No third party approvals are required for the implementation of the Contractual Arrangements or for the operation of Fuhua and CFO Beijing following the Contractual Arrangements other than those already obtained.

         (v) Each of Fuhua and CFO Beijing is not in breach of the terms and conditions of any approvals and none thereof is subject to suspension, revocation or withdrawal and to the best of such counsel's knowledge, having made all due and reasonable enquiries, there are no circumstances, existing which might lead to suspension, revocation or withdrawal of any such approvals or any conditions attached thereto being adversely altered.

         (w) The summaries of each of the Loan Arrangements and the Contractual Arrangement set out in the Prospectus are true and accurate.

         (x) Neither Fuhua nor CFO Beijing is entitled to any immunity from any legal proceedings or other legal process or from enforcement execution or attachment in respect of their obligation in the transaction contemplated under the Contractual Arrangements and Loan Arrangements.

         (y) The obligations undertaken by and the rights granted to each party to the Contractual Arrangements and Loan Arrangements are not legally prohibited under PRC laws and regulations.

         (z) Each of Fuhua and CFO Beijing possesses valid licenses in full force and effect or otherwise has the legal right to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them, and none of either Fuhua or CFO Beijing has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any Material Adverse Effect.

         (aa) Such counsel does not know of any PRC legal or governmental proceedings pending or threatened to which the Company, Fuhua or CFO Beijing is a party or to which any of the properties of the Company, Fuhua or CFO Beijing is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

         (bb) There are no outstanding guarantees or contingent payment obligations of Fuhua or CFO Beijing in respect of indebtedness of third parties except as disclosed in the Prospectus.

         (cc) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement and the Deposit Agreement will not contravene any provision of applicable law or the articles of association or other governing documents of either Fuhua or CFO Beijing or any agreement or other instrument binding upon Fuhua or CFO Beijing that is material to the Company and its Subsidiaries, taken as a whole, or any judgment, policy, order or decree of any governmental body, agency or court of the PRC having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization or order of or qualification with, any such governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement or the Deposit Agreement.

         (dd) The choice of law provisions in the Underwriting Agreement and the Deposit Agreement will be recognized by PRC courts; each of the Company, Fuhua and CFO Beijing can be sued in its own name under the laws of the PRC.

         (ee) The statements in the Prospectus under "Regulation," "Enforceability of civil liabilities," "Risk factors -- Risks relating to the regulation of our business and to our structure" and "Risk factors -- Risks relating to the People's Republic of China and Hong Kong S.A.R.," insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, in each case to the extent, and only to the extent, governed by the laws of the PRC, fairly present the information and summarize the matters referred to therein.

         (ff) Each of Fuhua and CFO Beijing owns, possesses or has the right to use the Intellectual Property (as defined in such opinion) employed by it in connection with the business conducted by it as of the date hereof.

         (gg) Fuhua and CFO Beijing have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as described or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by Fuhua and CFO Beijing; and any real property and buildings held under lease by Fuhua and CFO Beijing are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by Fuhua and CFO Beijing.

         (hh) Each of Fuhua and CFO Beijing is in compliance with all PRC Environmental Laws, except, in each case, where noncompliance, individually or in the aggregate, would not have a Material Adverse Effect, there are no legal or governmental proceedings pending, or to the knowledge of such counsel, threatened against or affecting Fuhua and CFO Beijing under any PRC Environmental Law which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

         (ii) Such counsel shall state that nothing has come to such counsel's attention that leads such counsel to believe that the Registration Statement, the ADS Registration Statement, the 8-A Registration Statement and the Prospectus, as of their respective effective or issue dates, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date or Additional Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein not misleading.

         (jj) All opinions delivered to the Company dated September 21, 2004 are incorporated herein by reference.

                                                                         Annex E

                 FORM OF OPINION OF COUNSEL FOR THE DEPOSITARY

         (a) The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and legally binding obligation of the Depositary and is enforceable against the Depositary in accordance with its terms, except insofar as enforceability may be limited by
(a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and (b) general principles of equity (whether considered in an action at law or in equity), and

         (b) When ADRs evidencing ADSs are issued in accordance with the Deposit Agreement against the deposit, pursuant to the terms of the Deposit Agreement, of duly authorized, validly issued, fully paid and nonassessable Shares of the Company, the preemptive rights, if any, with respect to which have been validly waived or exercised, such ADRs will be validly issued and will entitle the Holders to the rights specified therein and the Deposit Agreement, such counsel expresses no opinion, however, as to the indemnification provisions of the Deposit Agreement.

                                                                       Exhibit A

                            FORM OF LOCK-UP AGREEMENT



                                                                          , 2004



J.P. Morgan Securities Inc.
  as Representative of the
  several U.S. Underwriters listed
  in Schedule I to the Underwriting Agreement
c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172

J.P. Morgan Securities Ltd.
  As Representative of the
  several International Underwriters listed in Schedule I to the Underwriting Agreement
c/o J.P. Morgan Securities (Asia Pacific) Limited
28/F, Chater House
8 Connaught Road
Central, Hong Kong

                  Re:  China Finance Online Co. Limited - Public Offering

Ladies and Gentlemen:

         The undersigned understands that you, as Representatives of the Underwriters, propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with China Finance Online Co. Limited, a company incorporated in the Hong Kong S.A.R. (the "Company"), providing for the public offering (the "Public Offering") by the Underwriters named in Schedule I to the Underwriting Agreement (the "Underwriters") of American Depositary Shares (the "Securities") representing the Company's ordinary shares, par value HK$0.001 per share ("Ordinary Shares"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

         In consideration of the Underwriters' agreement to purchase and subsequently offer and sell the Securities, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives, on behalf of the Underwriters, the undersigned will not, during the period ending 180 days after the date of the prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file any registration statement with respect to, any (x) Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares (including without limitation, Ordinary Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (y) depositary receipts evidencing Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares (or the right to receive such Ordinary Shares or securities) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, or depositary receipts evidencing Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, other than (i) any sale or transfer of the Company's securities by the undersigned to an affiliate of the undersigned, provided that such affiliate agrees to be bound, in writing satisfactory to the Representatives, to the restrictions set forth herein; (ii) any bona fide gift by the undersigned to a donee or any transfer by the undersigned for tax or estate planning purposes, provided that such donee or transferee agrees to be bound, in writing satisfactory to the Representatives, to the restrictions set forth herein; and (iii) any purchase of the Company's securities, and sale with respect to such securities, on the public market.

         In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan Securities Inc., on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares.

         In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

         The undersigned understands that, if the Underwriting Agreement does not become effective on or before December 31, 2004, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Ordinary Shares to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.

         The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

         This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

                                                     Very truly yours,

                                                     [NAME OF SHAREHOLDER]


                                                     By:   _____________________
                                                           Name:
                                                           Title:



Accepted as of the date
first set forth above:

J.P. MORGAN SECURITIES INC.
Acting on behalf of itself
and the several U.S. Underwriters listed in
Schedule I to the Underwriting Agreement


By:  ______________________________
      Authorized Signatory



J.P. MORGAN SECURITIES LTD.
Acting on behalf of itself
and the several International Underwriters listed in
Schedule I to the Underwriting Agreement


By:  ______________________________
      Authorized Signatory